SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):
                    January 5, 1999 (December 21, 1998)



                        Sport Supply Group, Inc.
          (Exact name of registrant as specified in its charter)


Delaware                     1-10704                75-2241783
(State or other              (Commission File      (IRS Employer
jurisdiction of               Number)       Identification No.)
incorporation)


               1901 Diplomat Drive, Farmers Branch, Texas  75234
              (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                (972) 484-9484


                                Not Applicable
        (Former name or former address, if changed since last report)






Item 5.  Other Events

     Incorporated herein by reference is a press release attached hereto as Exhibit 5(a) and previously released by Registrant through media sources concerning the acquisition of 5% of the Company's common stock by Oaktree Capital Management, LLC.



Exhibits Index:

Description of Exhibit
5(a) Press Release

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Sport Supply Group, Inc.


Date:  January 5, 1999
                             By: /s/ John P. Walker
                                 John P. Walker
                                 President, Chief Operating Officer and
                                 Chief Financial Officer



                              EXHIBIT 5(a)


FOR FURTHER INFORMATION:
At the Company:     At the Financial Relations Board:
John P. Walker      Scott Brooks         Tracy Gutwillig     Bob Schwaller
President           General Information  Analyst Inquiries   Media Inquiries
972/406-7108        972/450-6562         312/266-7800        972/640-6563

FOR IMMEDIATE RELEASE

           SPORT SUPPLY GROUP, INC. ANNOUNCES ACQUISITION OF 5% OF COMMON
                     STOCK BY OAKTREE CAPITAL MANAGEMENT, LLC.
            SPORT SUPPLY IS RETAINING FINANCIAL ADVISOR TO EVALUATE
              ALTERNATIVES TO INCREASE VALUE FOR ALL SHAREHOLDERS

DALLAS, TEXAS, (December  21, 1998) -  Sport Supply  Group, Inc.  (NYSE:
GYM) announced today that Oaktree Capital Management, LLC, an $11 billion private investment partnership specializing in investments in undervalued companies ("Oaktree"), filed a Schedule 13F with the Securities and Exchange Commission reporting that Oaktree recently
acquired 382,945 shares  of Sport  Supply's common  stock.   Oaktree's
ownership equates to approximately 5% of Sport Supply's issued and outstanding common stock.

Sport Supply's  largest shareholder,  Emerson Radio  Corporation  (AMEX:
MSN), announced on Friday, December 18, 1998 that Oaktree submitted a proposal to acquire more than 29,000,000 shares of Emerson's common stock owned by Geoffrey P. Jurick, the Chairman of the Board and Chief Executive Officer of Emerson and Sport Supply. The 29,000,000 shares are pledged to creditors of Mr. Jurick and constitute approximately 60% of Emerson's issued and outstanding common stock. Oaktree currently beneficially owns approximately 7% of Emerson's issued and outstanding common stock. If Oaktree acquires Mr. Jurick's ownership interest in Emerson, Oaktree will beneficially own approximately 67% of Emerson's issued and outstanding common stock.

Emerson owns 2,269,500 shares of Sport Supply's common stock and warrants to acquire an additional 1,000,000 shares of Sport Supply's common stock for $7.50 per share. Sport Supply has 7,410,703 shares of issued and outstanding common stock, of which Emerson beneficially owns approximately 39%. If Oaktree obtains control of Emerson, Oaktree will beneficially own approximately 44% of Sport Supply.

The proposal to acquire Mr. Jurick's ownership interest in Emerson is described in an amendment to a Schedule 13D. Oaktree stated in the
Schedule 13D that it acquired its initial investment in Emerson in connection with its investigation of a possible restructuring of Emerson's balance sheet and asset deployment strategy in a manner that will produce a favorable return on its investment. Oaktree also stated in the Schedule 13D that potential restructuring strategies include, but are not limited to, an exchange of its securities, properties or cash for assets of Emerson, including the shares of Sport Supply owned by Emerson, a sale of Emerson's shares of Sport Supply in one or more public or private transactions or a divestiture or spin-off of Sport Supply. Oaktree went on to say that it is not seeking to change the operating management of Emerson or its strategic course. As a condition of the proposal to acquire the 29,000,000 shares, Oaktree indicated that all corporate governance issues with respect to Emerson and Sport Supply be resolved to its sole approval.

Geoffrey P. Jurick, Chairman of the Board and Chief Executive Officer of Emerson and Sport Supply, stated, "Although Oaktree has not filed a Schedule 13D with respect to Oaktree's investment in Sport Supply, it appears that Oaktree's intent is to obtain a controlling position in Sport Supply by obtaining control of Emerson. Obtaining control of Emerson would possibly enable Oaktree to gain control of Sport Supply at a deep discount to Sport Supply's true going concern value. Oaktree offered to pay approximately $14,600,000 to obtain control of Emerson. Emerson's common stock ownership in Sport Supply alone is valued at approximately $16,000,000, based upon a $7 market price. This valuation does not include the Emerson warrants to purchase 1,000,000 shares of Sport Supply's common stock, any control premium or any other assets of Emerson." Mr. Jurick referred to Oaktree's offer as "unrealistically low."

Mr. Jurick emphasized, "Oaktree is one of the few investors in the marketplace that has recognized that Sport Supply's shares of common stock are significantly undervalued. We are fully aware that Sport Supply's shares have been trading at a deep discount despite the Company's strong financial performance. Consequently, Sport Supply has repurchased approximately 1,000,000 shares of common stock since Sport Supply announced its share repurchase program in 1997. The Sport Supply Board recently approved repurchasing an additional 1,000,000 shares of its common stock."

Mr. Jurick also stated that he believed Sport Supply's share price does not reflect the Company's many accomplishments since Emerson obtained its ownership position in December 1996, including the following:

Increased earnings by approximately 700%
Increased earnings before income tax by approximately 800%
Increased gross revenues by approximately 23%
Increased cash flow per share from $0.36 to approximately $1.00
Divested unprofitable operations
Reduced debt from 45% to 6% of total capital

Mr. Jurick concluded, "Sport Supply had now established its credibility in the marketplace and that the Sport Supply Board of Directors would take all actions reasonably necessary to ensure that all shareholders of the Company benefit by the many positive changes taking place at Sport Supply. In order to maintain Sport Supply's strong momentum, it is imperative that Sport Supply has continuity and stability in its leadership and policies. While we appreciate the sudden strong interest in Emerson and Sport Supply, we do not intend for Emerson and Sport Supply to be acquired for less than their true value."

Sport Supply Group is the leading direct marketer of sporting goods equipment to the institutional marketplace. Professional athletes and amateur athletes in schools, colleges, universities, governmental agencies, camps and youth organizations use the Company's products and proprietary brands across the country.

This news release, other than the historical information, consists of forward looking statements that involve risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K and Form 10-Q. Actual results may vary materially.